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                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

                                       OF

                              ATL ULTRASOUND, INC.

                                       AT

                              $50.50 NET PER SHARE

                                       BY

                           PHILIPS ACQUISITION, INC.

                          A WHOLLY OWNED SUBSIDIARY OF

                 PHILIPS ELECTRONICS NORTH AMERICA CORPORATION

                   AND AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                      KONINKLIJKE PHILIPS ELECTRONICS N.V.

                          (ROYAL PHILIPS ELECTRONICS)

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON MONDAY, AUGUST 31, 1998, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

    Enclosed for your consideration is an Offer to Purchase, dated August 4, 1998 (as amended or supplemented from time to time, the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), relating to the Offer by Philips Acquisition, Inc., a Washington corporation ("Merger Sub"), and a wholly owned subsidiary of Philips Electronics North America Corporation, a Delaware corporation ("Parent"), and an indirect wholly owned subsidiary of Koninklijke Philips Electronics N.V., a company incorporated under the laws of The Netherlands ("Royal Philips"), to purchase all of the outstanding shares of Common Stock, par value $.01 per share (the "Common Stock"), including the associated rights to purchase Series A Participating Cumulative Preferred Stock (the "Rights" and, collectively with the Common Stock, the "Shares"), of ATL Ultrasound, Inc., a Washington corporation (the "Company"), at $50.50 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the letter to shareholders of the Company from the Chairman and Chief Executive Officer of the Company accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

    WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL ACCOMPANYING THIS LETTER IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to tender any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

    Your attention is directed to the following:

1. The offer price is $50.50 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Offer.

2.  The Offer is being made for all of the outstanding Shares.

3. THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY ADOPTED THE MERGER AGREEMENT (AS DEFINED BELOW), APPROVED THE OFFER AND THE MERGER (AS DEFINED BELOW), DETERMINED THAT THE OFFER AND THE
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    MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE HOLDERS OF SHARES AND
    RECOMMENDS THAT THE HOLDERS OF SHARES ACCEPT THE OFFER AND TENDER THEIR SHARES PURSUANT TO THE OFFER.

4. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which represents a majority of the total voting power of all shares of capital stock of the Company outstanding on a fully diluted basis, and which will permit Merger Sub to effect the Merger without the vote of any person other than Merger Sub. Subject to the terms of the Merger Agreement, the Offer is also subject to other terms and conditions, including receipt of certain regulatory approvals, set forth in the Offer to Purchase. Any or all conditions to the Offer may be waived by Merger Sub as set forth in the Merger Agreement.

5. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Monday, August 31, 1998, unless the Offer is extended.

6. The Offer is being made pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 29, 1998, by and among the Company, Parent and Merger Sub, pursuant to which, after completion of the Offer (subject to Section 2.1(b) of the Merger Agreement, pursuant to which at Merger Sub's election the Company will be merged with and into Merger Sub), Merger Sub will be merged with and into the Company (either such merger, the "Merger") and each issued and outstanding Share (other than Shares owned by Parent, Merger Sub or any other subsidiary of Parent or Shares which are held by shareholders validly exercising dissenters' rights under Washington law) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive the per Share price paid in the Offer, without interest.

7. Any stock transfer taxes applicable to the sale of Shares to Merger Sub pursuant to the Offer will be paid by Merger Sub, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us the instruction form set forth below.

    Payment for Shares accepted for payment pursuant to the Offer will be in all cases made only after timely receipt by Citibank, N.A. (the "Depositary"), of
(a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares, (b) a Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedure set forth in Section 3 of the Offer to Purchase, an Agent's Message (as defined in the Offer to Purchase), and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE FOR SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT PURSUANT TO THE OFFER.

    The Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed made on behalf of Merger Sub by Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Dealer Manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction. An envelope in which to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. Please forward your instructions to us as soon as possible to allow us ample time to tender Shares on your behalf prior to the expiration of the Offer.

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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                        (INCLUDING THE ASSOCIATED RIGHTS
                          TO PURCHASE PREFERRED STOCK)
                                       OF
                              ATL ULTRASOUND, INC.

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated August 4, 1998, and the related Letter of Transmittal, in connection with the offer by Philips Acquisition, Inc., a Washington corporation ("Merger Sub"), a wholly owned subsidiary of Philips Electronics North America Corporation, a Delaware corporation ("Parent"), and an indirect wholly owned subsidiary of Koninklijke Philips Electronics N.V., a company incorporated under the laws of The Netherlands ("Royal Philips"), to purchase for cash all of the outstanding shares of Common Stock, par value $.01 per share (the "Common Stock"), including the associated rights to purchase Series A Participating Cumulative Preferred Stock (the "Rights" and, collectively with the Common Stock, the "Shares"), of ATL Ultrasound, Inc., a Washington corporation.

    This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

Dated:            , 1998

NUMBER OF SHARES TO BE TENDERED:
_____________ SHARES*

                                   SIGN HERE

________________________________________________________________________________

________________________________________________________________________________
                                  Signature(s)

________________________________________________________________________________
                              Please Print Name(s)

________________________________________________________________________________
                            Please Print Address(es)

________________________________________________________________________________
                       Area Code and Telephone Number(s)

________________________________________________________________________________
                Tax Identification or Social Security Number(s)

------------------------

* Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.

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